EXHIBIT 10.20

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
INDIVIDUAL MANAGER INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), made and entered into as of May __, 2011 by and between Ministry Partners Investment Company, LLC, a California limited liability company (the “Company”), and _______________________, in his capacity as a manager of the Company (the “Indemnitee”).

BACKGROUND INFORMATION

In the judgment of the Company’s Managers (the “Managers”), individuals with desired levels of experience and expertise have become more reluctant to serve companies that rely upon the sale of debt and equity securities in public and private offerings as directors, managers or in other capacities unless provided with adequate protection through insurance or contractual indemnities against liabilities arising from claims brought against them as a consequence of such service.

The Managers have previously determined it to be in the best interests of the Company and its members for the Company to maintain at its expense liability insurance to protect individuals serving the Company and its subsidiaries from and against certain liabilities.  Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Managers are concerned that, given current market conditions and trends, such insurance may only be available to the Company in the future at higher premium cost and with lesser breadth of coverage.  It has also noted that directors, managers, officers and other individuals in service to business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to matters that traditionally have been brought only against the enterprise.

The Company’s Operating Agreement provides that the Company shall indemnify each of its Managers and officers in the manner set forth therein and to the fullest extent permitted by applicable law.  Such law is principally embodied in Section 17155 of the Beverly-Killea Limited Liability Company Act  (the “Act”).  This Agreement is intended to supplement the provisions of the Operating Agreement under the provisions of the Act.

The Indemnitee has expressed concern that the protection available under the Company’s manager and officer insurance coverage, and as manifested by its Operating Agreement and the Act, may be inadequate in the current environment, and that without such protection he may not be willing to continue to serve as a Company Manager. The Managers desire for Indemnitee to continue to serve in such capacity, and therefore believes it to be prudent for the Company to obligate itself by means of a direct contractual promise, in the form of this Agreement, to indemnify, and to advance expenses on behalf of, the Indemnitee so that he will hereafter continue to serve the Company free from undue concern that he may not be so indemnified.

The parties understand that this Agreement is intended to supplement the protections offered by the Act, the Company’s Operating Agreement or its liability insurance coverage, and that any resolutions or written actions heretofore adopted by the Managers pursuant to any such protection shall not be deemed rescinded or diminished in scope or content by this Agreement’s execution and delivery, and that none of the rights or privileges granted to the Indemnitee under such statutory law, insurance protection or resolutions or actions shall be deemed impaired or abrogated.

Accordingly, in consideration of the premises and the covenants contained herein, the Company and Indemnitee hereby covenant and agree as follows:

OPERATIVE PROVISIONS

ARTICLE 1

Certain Definitions

Section 1.01.    As used in this Agreement:

 “Company Status” describes the status of the Indemnitee as a current or prior manager, officer, trustee, general partner, managing member, fiduciary, committee member, employee or agent of any other Enterprise (as defined below) as long as such service is or was at the request of the Company.

“Disinterested Manager” means a manager of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, manager, officer, trustee, general partner, managing member, fiduciary, committee member, employee or agent.

 “Expenses” shall include all reasonable direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, (ii) establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise, or (iii) the review and preparation of this Agreement on behalf of Indemnitee.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

 “Independent Managers” means any Manager of the Company  who is not (i) an officer or employee of the Company, (ii) an officer, director, manager, or employee or any affiliate (excluding the Company) thereof, (iii) a person who controls or is under common control of any affiliate thereof or (iv) a person who otherwise would fail to qualify as an “independent director or manager”  under the applicable rules of the Nasdaq National Market as then in effect.

“Liabilities” means any losses or liabilities, including, without limitation, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, ERISA excise taxes and penalties, penalties or amounts paid in settlement).

 “Proceeding” includes any threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, internal administrative review, administrative hearing or any other actual threatened or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceedings hereinabove listed in which Indemnitee was, is or will be involved as a party or otherwise by reason of any Company Status of Indemnitee, or by reason of any action taken (or failure to act) by him or of any action (or failure to act) on his part while serving in any Company Status, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

Section 1.02.    For the purposes of this Agreement:

References to “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE 2
Services By Indemnitee

Section 2.01.   Services By Indemnitee.  Indemnitee hereby agrees to continue to serve as a Manager of the Company for so long as Indemnitee is elected or until Indemnitee tenders his resignation or is removed.

ARTICLE 3
Indemnification

Section 3.01.   General.  (a) The Company hereby agrees to and shall indemnify Indemnitee and hold him harmless from and against any and all Expenses and Liabilities, in either case, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, to the fullest extent permitted by applicable law.

For purposes of this Section 3.01, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i)   to the fullest extent permitted by any provision of the Act, or the corresponding provision of any amendment to or replacement of the Act, and

(ii)   to the fullest extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Agreement that increase the extent to which a company may indemnify its officers, managers and directors.

(b)   Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Company Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

(c)   Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 3.02.   Exclusions.  Notwithstanding any provision of this Agreement, the Company shall not be obligated under this Agreement to make any indemnity (including any advancement of Expenses) in connection with any claim made against Indemnitee:

(a)    if the claim, obligation or liability with respect to which indemnity is sought shall have been determined by a court of competent jurisdiction, by a final judgment or decree, or, in case of settlement, which in the opinion of counsel for the Company would, if determined by a court of competent jurisdiction, likely have been determined, to have arisen out of or been based upon Indemnitee’s gross negligence, intentional misconduct or a knowing violation of law ;

(b)    if a court of competent jurisdiction shall determine, by a final judgment or decree, that such indemnity is prohibited under applicable state law;

(c)    except as otherwise provided in Sections 6.01(d) or (f) hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its affiliates or their respective directors, officers, employees or other indemnitees, unless (i) the Proceeding (or any part of any Proceeding) is authorized prior to its initiation by a majority of the Independent Managers or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(d)    to the extent payment is actually and unqualifiedly made to the Indemnitee under an insurance policy or otherwise.

ARTICLE 4
Advancement Of Expenses; Defense of Claims

Section 4.01.   Advances.  Notwithstanding any provision of this Agreement to the contrary, the Company shall advance any Expenses incurred by Indemnitee in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  This Section 4.01 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 3.02.

Section 4.02.   Repayment of Advances or Other Expenses.  Indemnitee agrees that Indemnitee shall reimburse the Company for all Expenses advanced by the Company pursuant to Section 4.01 or 6.01(f), in the event and only to the extent that it shall be determined by final judgment or other final adjudication under the provisions of any applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company for such Expenses.

Section 4.03.   Defense of Claims.  The Company will be entitled to participate in the Proceeding at its own expense.  The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee without the Indemnitee’s prior written consent, such consent not to be unreasonably withheld.  Indemnitee shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld.

ARTICLE 5
Procedures For Notification of and Determination of Entitlement To Indemnification

Section 5.01.   Request For Indemnification. (a) Within 20 days after the actual receipt by Indemnitee of notice that he is a party to or a participant (as a witness or otherwise) in any Proceeding, Indemnitee shall submit to the Company a written notice identifying the Proceeding.  The omission by the Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee (i) otherwise than under this Agreement, and (ii) under this Agreement except and only to the extent the Company can establish that such omission to notify caused actual material prejudice to the Company.

(b)           Indemnitee shall thereafter deliver to the Company a written application to indemnify Indemnitee in accordance with this Agreement.  Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion.  Following such a written application for indemnification by Indemnitee, the Indemnitee’s entitlement to indemnification shall be determined according to Section 5.02 of this Agreement.

Section 5.02.   Determination of Entitlement. (a) Upon written request by Indemnitee for indemnification pursuant to Section 5.01, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case:  (i) by a majority vote of the Independent Managers who are Disinterested Managers, even though less than a quorum of the Managers; or (ii) if so requested by the Indemnitee and the Company, by independent legal counsel (who may be outside counsel regularly approved by the Company) in a written opinion to the Managers, a copy of which shall be delivered to Indemnitee.  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination.  Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  The fees and expenses of counsel in connection with making the determination contemplated hereunder shall be paid by the Company, and, if requested by such counsel, the Company shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)    The Company shall use its reasonable best efforts to conclude as soon as practicable any requested determination pursuant to subparagraph (a) above and shall promptly advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.  Payment of any applicable indemnified amounts shall be made to Indemnitee within ten days after any determination of Indemnitee’s entitlement to indemnification.

Section 5.03.   Presumptions and Burdens of Proof; Effect of Certain Proceedings.  (a) In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5.01 of this Agreement, and the Company shall have the burdens of coming forward with evidence and of persuasion to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of any person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any person, persons or entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)    If the person, persons or entity empowered or selected under Section 5.02 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification.

(c)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by any other expert selected by such Enterprise.  The provisions of this Section 5.03 shall not be deemed to be exclusive or to limit the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)    The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

ARTICLE 6
Remedies of Indemnitee

Section 6.01.   Adjudication or Arbitration.  (a) In the event of any dispute between Indemnitee and the Company hereunder as to entitlement to indemnification or advancement of Expenses (including without limitation where (i) a determination is made pursuant to Section 5.02 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4.01 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Error! Reference source not found. of this Agreement within 45 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to the last sentence of Error! Reference source not found. of this Agreement within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3.01 of this Agreement is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification), then Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, in such case, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)    In the event that a determination shall have been made pursuant to Error! Reference source not found. of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.01 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 6.01 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Error! Reference source not found. of this Agreement adverse to Indemnitee for any purpose.  If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 6.01, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 4.02 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)    If a determination shall have been made pursuant to Error! Reference source not found. of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 6.01.

(d)    In the event that Indemnitee, pursuant to this Section 6.01, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration.  If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration.

(e)    The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.01 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(f)    The Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten days after the Company’s receipt of each such written request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee for (i) indemnification or advances of Expenses by the Company under this Agreement or any other agreement or provision of the Company’s Articles of Organization or Operating Agreement now or hereafter in effect, or (ii) recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee in connection with the performance of his duties for or on behalf of the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance or insurance recovery, as the case may be.

ARTICLE 7
Managers' and Officers' Liability Insurance

Section 7.01.   D&O Liability Insurance.  The Company shall obtain and maintain a policy or policies of insurance (“D&O Liability Insurance”) with reputable insurance companies providing liability insurance for the Managers and officers of the Company in their capacities as such (and for any capacity in which any director or officer of the Company serves any other Enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, on terms with respect to coverage and amount (including with respect to the payment of Expenses) no less favorable than those of such policy in effect on the date hereof.

Section 7.02.   Evidence of Coverage.  Upon request by Indemnitee, the Company shall provide copies of all policies of D&O Liability Insurance obtained and maintained in accordance with Section 7.01 of this Agreement.  The Company shall promptly notify Indemnitee of any changes in such insurance coverage.

ARTICLE 8
Miscellaneous

Section 8.01.   Nonexclusivity of Rights.  The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Company’s Articles of Organization, the Company’s Operating Agreement, any agreement, a vote of members or a resolution of managers, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Company Status prior to such amendment, alteration or repeal.  To the extent that a change in California law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Operating Agreement and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 8.02.   Insurance and Subrogation. (a) To the extent that, pursuant to Section 7.01, the Company maintains a policy or policies providing D&O Liability Insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such manager, director, trustee, partner, managing member, fiduciary, officer, employee or agent under such policy or policies.  If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.  The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(b)    In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)    The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(d)    The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a manager, director, officer, trustee, partner, managing member, fiduciary, board of directors’ committee member, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise.

Section 8.03.   Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as the managers deem fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (inclusive of any of its managers, directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 8.04.   Amendment.  This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 8.05.   Waivers.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 8.06.   Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement.

Section 8.07.   Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 8.08.   Notice Of Proceedings.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 8.09.   Notices.  All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been furnished (a) if delivered by hand or by courier and receipted for by the party to whom such notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (c) if sent by facsimile transmission and fax confirmation is received, on the next business day following the date on which such facsimile transmission was sent. Addresses for notice to either party shall be those maintained in the Company’s records on the date of this Agreement, or such other address as either party shall have furnished by written notice to the other party as provided above.

Section 8.10.   Binding Effect.  (a) The Company confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a manager of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a manager of the Company.

(b)    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and executors, administrators, personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, or a substantial part of the business or assets of the Company, by written agreement in the form and substance satisfactory to Indemnitee, to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c)    The indemnification and advancement of Expenses provided by, or granted pursuant to this Agreement shall continue as to a person who has ceased to be a director, officer, employee or agent or is deceased and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns, of such a person.

Section 8.11.   Governing Law.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflict of laws rules.

Section 8.12.   Consent To Jurisdiction.  Except with respect to any arbitration commenced by Indemnitee pursuant to Error! Reference source not found. of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Circuit Court in and for Orange County, California (the “Circuit Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Circuit Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Circuit Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Circuit Court has been brought in an improper or inconvenient forum.

Section 8.13.   Headings.  The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 8.14.   Counterparts.  This Agreement may be executed in one or more counterparts, by means of multiple signature pages each containing less than all required signatures, and by means of facsimile signatures, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement

Section 8.15.   Use of Certain Terms.  As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

IN WITNESS WHEREOF, this Agreement has been executed and delivered and shall be deemed effective as of the date first above written.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC By:_____________________________ Name:___________________________ Title:____________________________

INDEMNITEE By:_____________________________ Name:___________________________